UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2021, Exela Technologies, Inc. (“Exela” or “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain PIPE investors (the “Investors”) for the purpose of raising approximately $26.8 million in gross proceeds for the Company (the “Offering”). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell in a private investment in public equity transaction, an aggregate of 9,731,819 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $2.75 per share, together with warrants to purchase an aggregate of 9,731,819 shares (the “Warrant Shares”) of Common Stock (the “Warrants” and together with the Shares and the Warrant Shares, the “Securities”), at an exercise price of $4.00 per Share. The warrants will be exercisable beginning on the calendar date following the six month anniversary of the date of issuance and will expire five years from the date when first exercisable. The closing of the sales of the Securities pursuant to the Purchase Agreement occurred on March 18, 2021. The gross proceeds to the Company from the Offering are approximately $26.8 million before deducting placement agent fees and other estimated offering expenses.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, until the 14th day after the initial Registration Statement has been declared effective by the Securities and Exchange Commission (“SEC”), neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined therein) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated or permitted by the Registration Rights Agreement.

In connection with the Purchase Agreement, the Company entered into Registration Rights Agreements with each of the Investors (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Common Stock issued to the Investors under the Purchase Agreement, together with any Warrant Shares upon their issuance. The Company is required to have such Registration Statement declared effective by the SEC within 90 calendar days (or 120 calendar days in the event of a “full review” by the SEC) following the closing of the Offering.

The foregoing descriptions of the material terms of the Purchase Agreement, the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Purchase Agreement, the form of Warrant, and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering is hereby incorporated by reference into this Item 3.02. The Shares, Warrants, and the Warrant Shares are being sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2021

EXELA TECHNOLOGIES, INC.

By:	/s/ Shrikant Sortur
Name: Shrikant Sortur
Title: Chief Financial Officer